Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of September 1, 2003, by and between THE KEITH COMPANIES, INC., a California corporation (“Borrower’), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of September 4, 2001, as amended from time to time (“Credit Agreement”).

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

     1. Section 1.1(a) is hereby amended by (i) deleting “June 15, 2004” as the last day on which Bank will make Acquisition Advances and Working Capital Advances under the Line of Credit, and by substituting for said date “June 15, 2005,” and (ii) deleting “ September 2, 2003” as the last day on which Bank will make Equipment Advances under the Line of Credit, and by substituting for said date “June 15, 2005,” with such change to be effective upon the execution and delivery to Bank of a promissory note substantially in the form of Exhibit A attached hereto (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

     2. Section 1.1(b) is hereby amended to read as follows:

"(b) Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit with respect to Working Capital Advances and Acquisition Advances, borrow, partially or wholly repay its outstanding borrowings, and reborrow, and, with respect to Equipment Advances, borrow, partially or wholly repay its outstanding borrowings, but not reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.”

     3. The first sentence in Section 1.1(d) is hereby deleted in its entirety, and the following substituted therefor:

"(d) Letter of Credit Subfeature. As a subfeature under the Line of Credit, Bank agrees from time to time during the term thereof to issue or cause an affiliate to issue standby letters of credit for the account of Borrower (each, a “Letter of Credit” and collectively, “Letters of Credit”); provided, however, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed One Million Dollars ($1,000,000.00).”

     4. Section 4.9(c) is hereby deleted in its entirety, and the following substituted therefor:

"(c) Net income after taxes not less than $1.00 on an annual basis, determined as of each fiscal year end, and net profit from operations, excluding any charge for goodwill impairment, not less than $1.00 on a quarterly basis, determined as of each fiscal quarter end.”

     5. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

     6. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

THE KEITH COMPANIES, INC		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Gary C. Campanaro	By:	/s/ Stephanie Juneau

	Gary C. Campanaro		Stephanie Juneau

Title:	Chief Financial Officer	Title:	Vice President

2